EXHIBIT 16




  December 10, 1999


  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, D.C. 20549

  Commissioners:

  We have read the statements made by VSI Liquidation Corp. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated December 10, 1999. We agree with the statements concerning our Firm in such Form 8-K.


  Very truly yours,



  /s/PricewaterhouseCoopers LLP
  -----------------------------
  PricewaterhouseCoopers LLP